UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NETFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0438201
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 918-1030 West Georgia Street, Vancouver, BC	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-120895 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value
(Title of Class)
Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-120895, is incorporated by reference into this registration statement.

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Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit No.	Description
(3)	Charter and By-laws
3.1	Articles of Incorporation (incorporated by to our Registration Statement on Form SB-2 filed December 1, 2004)
3.2	By-laws (incorporated by to our Registration Statement on Form SB-2 filed December 1, 2004)
(10)	Material Contracts
10.1	Consulting Agreement dated July 1, 2004 between Rafeh Hulays and Netfone Services Inc. (incorporated by to our Registration Statement on Form SB-2 filed December 1, 2004)
10.2	Form of Subscription Agreement (incorporated by to our Registration Statement on Form SB-2 filed December 1, 2004)
(21)	Subsidiaries
Netfone Services Inc., a federal Canadian Company

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NETFONE INC.

By: /s/ Rafeh Hulays

Rafeh Hulays, President, Secretary, Treasurer and Director

Date: November 14, 2006

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